                                                                   Exhibit 10.13
                                                                  EXECUTION COPY

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                        COMMON STOCK PURCHASE AGREEMENT

                            DATED DECEMBER 8, 1999

                                    BETWEEN

                              LANTE CORPORATION,

                                MARK A. TEBBE,

                                 DELL USA L.P.

                                      AND

                             THE PURCHASERS LISTED
                         ON THE SIGNATURE PAGES HERETO





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

                               TABLE OF CONTENTS
                               -----------------

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                                                                           Page
                                                                           ----
1. Authorization and Closing.............................................     1
     1A.  Authorization of the Common Stock..............................     1
     1B.  Purchase and Sale of the Common Stock..........................     1
     1C.  The Closing....................................................     1

2. Closing Deliveries....................................................     2
     2A.  Series A Purchase Agreement Waiver.............................     2
     2B.  Shareholders Agreement Waiver..................................     2
     2C.  Officer's Certificate..........................................     2
     2D.  Resolutions....................................................     2

3. Covenants.............................................................     2
     3A.  Current Public Information.....................................     2
     3B.  Public Disclosures.............................................     3
     3C.  Regulatory Filings.............................................     3
     3D.  Standstill.....................................................     3
     3E.  Shareholders Agreement.........................................     4
     3F.  Registration Rights............................................     4
     3G.  FIRPTA.........................................................     4

4. Representations and Warranties of the Company.........................     5
     4A.  Organization, Corporate Power and Licenses.....................     5
     4B.  Capital Stock and Related Matters..............................     5
     4C.  Authorization; No Breach.......................................     6
     4D.  Financial Statements...........................................     6
     4E.  No Material Adverse Change.....................................     7
     4F.  Absence of Certain Developments................................     7
     4G.  Brokerage......................................................     7
     4H.  Governmental Consent, etc......................................     7
     4I.  Real Property Holding Corporation Status.......................     8
     4J.  Foundation Disqualified Person.................................     8
     4K.  Disclosure.....................................................     8

5. Definitions...........................................................     8
     5A.  Definitions....................................................     8

6. Miscellaneous.........................................................    10
     6A.  Expenses.......................................................    10
     6B.  Purchaser's Investment Representations.........................    10
     6C.  Consent to Amendments..........................................    11
     6D.  Survival of Representations and Warranties.....................    11


     6E.  Successors and Assigns.........................................    11
     6F.  Severability...................................................    11
     6G.  Counterparts...................................................    12
     6H.  Descriptive Headings; Interpretation...........................    12
     6I.  Generally Accepted Accounting Principles.......................    12
     6J.  Governing Law..................................................    12
     6K.  Notices........................................................    12
     6L.  No Strict Construction.........................................    13
     6M.  Understanding Among the Purchasers.............................    13
     6N.  Termination....................................................    13

SCHEDULE OF PURCHASERS...................................................    20

     Name of Purchaser...................................................    20
     No. of Shares Purchased.............................................    20
     Total Purchase Price................................................    20

                               LANTE CORPORATION

                                  COMMON STOCK

                               PURCHASE AGREEMENT


          THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 8, 1999 between Lante Corporation, a Delaware corporation (the "Company"), Mark A. Tebbe ("Tebbe"), Dell USA L.P. ("Dell") and the other purchasers identified on the attached "Schedule of Purchasers" (collectively, the "Other Purchasers"). Dell and the Other Purchasers are referred to herein collectively as the "Purchasers" and individually as a "Purchaser". Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

          The parties hereto agree as follows:

          Section  1.    Authorization and Closing.
                         -------------------------

          1A. Authorization of the Common Stock. The Company shall authorize the issuance and sale to the Purchasers of an aggregate of 1,510,186 shares of its Common Stock, par value $.01 per share ("Common Stock"). The shares of Common Stock to be issued by the Company pursuant to this Agreement are referred to herein as the "Company Shares".

          1B. Purchase and Sale of the Common Stock. At the Initial Closing (as defined in paragraph 1C below),the Company shall sell to the Other Purchasers and, subject to the terms and conditions set forth herein, the Other Purchasers shall purchase from the Company, the number of shares of the Common Stock set forth opposite such Person's name on the Schedule of Purchasers at a purchase price of $11.00 per share, for an aggregate purchase price of $5,612,046, on the terms and conditions set forth in this Agreement. At the Second Closing (as defined below), (i) the Company shall sell to Dell and Dell shall purchase from the Company 1,000,000 shares of Common Stock at a purchase price of $11.00 per share for an aggregate purchase price of $11,000,000.00 and
(ii) Tebbe shall sell to Dell and Dell shall purchase from Tebbe 1,000,000 shares of Common Stock at a price of $11.00 per share for an aggregate purchase price of $11,000,000.00, on the terms and conditions set forth in this Agreement. The shares of Common Stock to be purchased by Dell from Tebbe pursuant to this Agreement are referred to herein as the "Tebbe Shares" and together with the Company Shares as the "Shares."

          1C. The Closings. The closing of the separate purchases and sales of the Common Stock to each of the Other Purchasers (the "Initial Closing") shall take place at the offices of Katten Muchin Zavis, 525 West Monroe Street, Chicago, IL 60661 at 10:00 a.m. with respect to the Other Purchasers, on December 10, 1999. The closing of the separate purchases and sales of the Common Stock to Dell hereunder (the "Second Closing") shall take place at such time and place as Dell, Tebbe, and the Company agree, provided that the Second Closing shall occur on a date not later than two business days following the expiration or earlier termination of the applicable waiting period under the HSR Act. For purposes of the Initial Closing and the Second Closing, the term "Closing" shall mean the Initial Closing and the Second Closing, respectively.

          Section  2.  Closing Deliveries.
                       ------------------

          (i) The following deliveries shall be made at the Initial Closing:

          2A. Series A Purchase Agreement Waiver. The holders of a majority of the shares of Series A Preferred Stock shall execute and deliver a Waiver under the Series A Preferred Stock Purchase Agreement in form and substance as set forth in Exhibit A attached hereto.

          2B. Shareholders Agreement Waiver. Tebbe, the holders of a majority of the Investor Shares and the holders of a majority of the Shareholder Shares (other than Tebbe and the Investor Shares) shall execute and deliver a Waiver under the Shareholders Agreement in form and substance as set forth in Exhibit A attached hereto.

          2C. Officer's Certificate. The Company shall deliver to the Purchasers a certificate executed on behalf of the Company by an officer of the Company, stating that (i) the representations and warranties contained in
Section 4 hereof are true and correct at and as of the Initial Closing; (ii) the requirements described in paragraph 2D, have been satisfied; and (iii) all corporate and other proceedings required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing have been taken.

          2D. Resolutions. The Company shall deliver to the Purchasers certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, and each of the other agreements contemplated hereby or thereby to which the Company is party.

          (ii) At the Second Closing, the Company will deliver to Dell evidence that the applicable waiting period under the HSR Act has expired or been terminated.

          (iii) At each Closing, the Company or Tebbe, as the case may be, shall deliver to each Purchaser stock certificates evidencing the Shares to be purchased by such Purchaser at such Closing, registered in such Purchaser's name or duly endorsed for transfer, upon payment at the purchase price for such Shares by wire transfer, in immediately available funds to an account designated by the Company or Tebbe, as the case may be.

          Section  3.  Covenants.
                       ---------

          3A. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Common Stock may reasonably request, all to the extent required to enable such holders to sell Common Stock pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Common Stock a written statement as to whether it has complied with such requirements.

          3B. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose Dell's (or any of their respective Affiliate's) name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Dell (as applicable), unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to Dell (as applicable), describing in reasonable detail the proposed content of such disclosure and shall permit Dell (as applicable), to review and comment upon the form and substance of such disclosure.

          3C. Regulatory Filings. As promptly as practicable after the date of this Agreement (but in any event within 15 business days after the date hereof), each of the Company and Dell will make any filings required by the HSR Act to be made by it in order to consummate the transactions contemplated hereby, and between the date of this Agreement and the Second Closing, each party hereto will cooperate with the other parties hereto in connection with any such filings required by the HSR Act. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require any Person, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests, or otherwise take any action that would materially affect its business, in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

          3D. Standstill. Dell agrees that, for a period of two years from the date of this Agreement, unless specifically invited in writing by the Company, Dell will not, and will cause each of its Affiliates not to, in any manner, directly or indirectly, (i) own or acquire, by purchase or otherwise (including, without limitation, any option or similar arrangement), any securities of the Company; (ii) make, effect or commence any tender or exchange offer, merger or other business combination involving the Company; (iii) consummate any recapitalization, restructuring or other extraordinary transaction with respect to the Company; (iv) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company, provided however that except as set forth in the last sentence of this Section 3D, the foregoing will not restrict Dell's or its Affiliates' ability to vote their voting securities of the Company; (v) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any voting securities of the Company or; (vi) solicit, seek or offer to negotiate with or make any proposal to the Company, its Affiliates or its shareholders or otherwise make any public announcement with respect to any of the actions set forth in the foregoing subsections of this Section 3D. Notwithstanding anything herein to the contrary, the foregoing shall not prohibit Dell and its Affiliates from (i) owning, in the aggregate, up to 15% of any class or series of securities of the Company or owning in excess of 15% of any class or series of securities of the Company if Dell and its Affiliates own in excess of 15% of such class or series solely as a result of actions taken by the Company (and not Dell and its Affiliates), (ii) purchasing securities of the Company provided that their aggregate ownership does not exceed 15% of any class or series of securities of the Company after such purchase, (iii) purchasing or owning the shares of any unaffiliated investment company (iv) making, effecting or commencing an unsolicited tender or exchange offer involving the Company and doing anything necessary to effect the same if prior to making, effecting, or commencing such offer a third party has made, effected or commenced an unsolicited tender offer involving the Company or the Company has publicly announced its intent to effect a sale of the Company, or (v) in connection with (i), (ii), (iii), or (iv) exercising any of the rights or privileges associated with the ownership of such securities. Dell agrees that, for a period of two years from the date of this Agreement, if Dell and its Affiliates own securities of the Company having, in the aggregate, 10% of the combined voting power of all outstanding securities of the Company, Dell will, and will cause each of its Affiliates to, vote on each matter submitted to a vote of securities holders of the Company, or any series or class thereof, in the manner recommended by the Board.

          3E. Shareholders Agreement. Each Purchaser that is not a party to the Shareholders Agreement hereby agrees to be a party to, and bound by, the Shareholders Agreement as an Employee Shareholder.

          3F. Registration Rights. Dell agrees that notwithstanding the provisions of the Registration Agreement, if at any time on or after the date hereof Dell and its Affiliates own securities of the Company having, in the aggregate, 10% or more of the combined voting power of all outstanding securities of the Company, then at all times thereafter Dell will not, and will cause its Affiliates not to, request to be included in any Short-Form Registration (as such term is defined in the Registration Agreement) Shares and other securities of the Company to the extent that the aggregate number of Shares and the other securities of the Company to be included by Dell and its Affiliates in such Short-Form Registration would exceed 4% of the outstanding Common Stock of the Company. For purposes of Sections 3D and 3F, MSD Capital and Dell's independent directors will not be Affiliates of Dell.

          3G.  FIRPTA.
               ------

          (i) The Company acknowledges that certain Purchasers may be foreign entities or have foreign entities or have foreign Persons as partners and that the Company may be required to file or cause to be filed in the future with the IRS certain statements with its United States income tax returns required under
Section 1.897-2(h) of the Treasury Regulations. The Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the IRC. Upon Frontenac's request, the Company shall provide Frontenac with a statement that the Company is or is not a "United States real property holding corporation" as of the date specified by Frontenac (or as of the date of the request if Frontenac does not specify a date) and shall send a copy of such statement to the IRS in a form and manner which identifies Frontenac and which otherwise satisfies the requirements of Section 1.897-2(h)(2) of the Treasury Regulations.

          (ii) In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify Frontenac in writing of such fact. Thereafter, upon written request from Frontenac, the Company shall provide information, documentation and assistance to Frontenac reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to (i) an affidavit stating (if true) that the stock held by Frontenac is of a class that is regularly traded (as defined by Sections 1.897-1(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-1(m) of the Treasury Regulations), and (ii) information or assistance which would enable Frontenac to obtain a withholding certificate permitting a transferee of Frontenac's stock to avoid or reduce any withholding obligation such transferee would otherwise have under federal tax law.

          Section  4.    Representations and Warranties of the Company.
                         ---------------------------------------------

          As a material inducement to each Purchaser to enter into this Agreement and purchase the Common Stock hereunder, the Company hereby represents and warrants that:

          4A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

           4B. Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the date hereof, the authorized capital stock of the Company consisted of (a) 10,000,000 shares of preferred stock, of which 3,536,069 shares were issued and outstanding, and (b) 50,000,000 shares of Common Stock, 11,942,700 of which were issued and outstanding.

          (ii) There are no statutory or contractual shareholders' preemptive rights or rights of refusal with respect to the issuance of Common Stock, other than rights that have been satisfied or waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge after due inquiry, as of the Closing, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, other than the Shareholders Agreement and the Registration Agreement.

          (iii) Upon issuance in accordance with the terms hereof, the Company Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer and other restrictions under this Agreement, the Shareholders Agreement and the Registration Agreement, (b) transfer restrictions under federal and state securities laws and (c) liens, claims or encumbrances imposed due to the actions of the Purchasers.

           4C. Authorization; No Breach.
               ------------------------

          (i) The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (ii) The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Company Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject, except such as have been obtained or waived as provided in Sections 2A and 2B.

           4D. Financial Statements. The Company has made available to the Purchasers the following financial statements:

          (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

          (ii) the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1999 (the "Latest Balance Sheet"), and the related statement of income for the 9-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP and presents fairly the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods set forth therein.

          4E. No Material Adverse Change. Since September 30, 1999, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

           4F. Absence of Certain Developments.
               -------------------------------

          (i) Except as expressly contemplated by this Agreement or in other agreements documenting the transactions occurring in connection with and delivered at the Closing, since September 30, 1999, neither the Company nor any Subsidiary have:

              (a) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

              (b) sold, assigned or transferred any material patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person, other than in the ordinary course of business;

              (c) suffered any extraordinary losses or waived any rights of material value, other than in the ordinary course of business or consistent with past practice; or

              (d) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, not covered by insurance.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          4G. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

          4H. Governmental Consent, etc. Except for filings required, and the termination or expiration of the waiting period, under the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          4I. Real Property Holding Corporation Status. Since its date of incorporation, the Company has not been, and as of the date of this Agreement is not, a "United States real property holding corporation," as defined in Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding corporation," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          4J. Foundation Disqualified Person. The Company has been informed that the Ford Foundation is a limited partner of Frontenac and that the Persons identified on Exhibit B attached hereto are "disqualified persons," as such term is defined by Section 4946(a) of the Code ("Disqualified Persons") To the best of the Company's knowledge, (a) after giving effect to the investment in the Company by Dell, Frontenac and the other Purchasers, Disqualified Persons do not own 18% or more of the voting stock of the Company, and (b) the aggregate direct and indirect holdings of the stock of the Company of the Persons who are identified as Disqualified Persons result solely from their indirect investment in the Company through their investment in Frontenac. The Company is not aware of any Disqualified Person being a shareholder, partner, member or other direct or indirect owner of any other investor in the Company or any of its Affiliate.

          4K. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items supplied to Dell or the Other Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

          Section  5.  Definitions.
                       -----------

          5A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Frontenac" means, collectively, Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Premerger Notification Rules promulgated thereunder.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means an underwritten public offering of the Company''s Common Stock pursuant to a registration statement effective under the Securities Act.

          "Qualified Public Offering" means a Public Offering (i) having an aggregate offering value of at least $20 million, and (ii) in which the price per share paid by the public for such shares is at least (x) $5.125 (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.), if such public offering is consummated on or prior to December 31, 1999,
(y) $6.00 (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.), if such Public Offering is consummated thereafter until June 17, 2000 or (z) $6.75 (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.), if such public offering is consummated after June 17, 2000. In addition, a "Qualified Public Offering" will be deemed to have occurred at any time following consummation of a public offering of the Common Stock when the Market Price exceeds $7.50 (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, etc.) per share.

          "Registration Agreement" means that certain Registration Agreement dated as of June 17, 1999, by and among the Company, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Dell USA, L.P., a Texas limited partnership, each of the non-employee investors identified on the "Schedule of Investors" attached thereto and Mark A. Tebbe.

          "Shareholders Agreement" means that certain Shareholders Agreement dated as of June 17, 1999, between the Company, Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, Dell USA, L.P., a Texas limited partnership, all of the non-employee shareholders of the Company listed on the "Schedule of Advisor Shareholders" attached thereto, and all of the employee shareholders listed on the "Schedule of Employee Shareholders" attached thereto.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          Section  6.  Miscellaneous.
                       -------------

          6A. Expenses. Each of the parties to this Agreement shall pay all fees and expenses incurred by it arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

          6B. Purchaser's Investment Representations. Each Purchaser hereby represents and warrants to the Company that:

               (a) Investment Purpose. Purchaser is acquiring the Common Stock for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

               (b) Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

               (c) Reliance on Exemptions. Purchaser understands that Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities

               (d) Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Common Stock involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock.

               (e) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

               (f) Transfer or Resale. Purchaser understands that except as provided in the Registration Agreement: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless
     (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (ii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Purchaser is able to bear the economic risk of its investment in the Common Stock for an indefinite period of time.

               (g) Enforceability. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and shall not conflict with, violate or cause a breach of any material agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

          6C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Shares. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

          6D. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          6E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Shares are also for the benefit of, and enforceable by, any subsequent holder of such Shares.

          6F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          6I. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          6J. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          6K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated for such Purchaser on the Schedule of Purchasers and to the Company at the address indicated below:

                    Lante Corporation
                    161 North Clark Street
                    Chicago, Illinois 60601
                    Attention: President

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          6L. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          6M. Understanding Among the Purchasers. The determination of each Purchaser to purchase shares of the Common Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given to such Purchaser by any other Purchaser or by any agent or employee of any other Purchaser. Each Purchaser acknowledges and agrees that no other Purchaser shall be responsible in any way or held liable or accountable to any extent for any information, documents, materials, analysis, projections, plans or other data (or compilations thereof) relating to the Company or the transactions contemplated hereby (collectively, "Investment Data") provided to such Purchaser by any other Purchaser, and each Purchaser agrees to hold harmless and not make any claims against any other Purchaser with respect to any Investment Data provided to such Purchaser by such other Purchaser. In addition, it is acknowledged by each of the other Purchasers that no Purchaser has acted as an agent of any other Purchaser in connection with making its investment hereunder and that no Purchaser shall be acting as an agent of any other Purchaser in connection with monitoring its investment hereunder.

          6N. Termination. This Agreement shall terminate automatically and be of no further force and effect upon the later of (i) the consummation of a Qualified Public Offering and (ii) the Second Closing, except that the provisions of Paragraphs 3A, 3B, 3D, 3E, 3F, 3G, 4A, 4B, 4C, 6A, 6C, 6D (as such paragraph relates to Paragraphs 4A, 4B and 4C), 6E, 6F, 6H, 6J, 6K and 6M shall continue to be effective in accordance with their terms.


                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                    LANTE CORPORATION


                                    By  /s/ C. R. Puryear
                                        -----------------------------------
                                    Its President and CEO
                                        -----------------------------------



                                        /s/ Mark A. Tebbe
                                        -----------------------------------
                                        Mark A. Tebbe



                                    FRONTENAC VII LIMITED PARTNERSHIP

                                    By:  Frontenac Company VII, L.L.C.
                                    Its: General Partner


                                    By  /s/ Rod Goldstein
                                        -----------------------------------
                                    Its
                                        -----------------------------------


                                    FRONTENAC MASTERS VII LIMITED PARTNERSHIP

                                    By:  Frontenac Company VII, L.L.C.
                                    Its: General Partner


                                    By  /s/ Rod Goldstein
                                        -----------------------------------
                                    Its
                                        -----------------------------------

                                    DELL USA L.P.

                                    By: Dell Gen. P. Corp.
                                    Its: General Partner


                                    By: /s/ Thomas J. Meredith
                                        -----------------------------------
                                    Its CFO
                                        -----------------------------------


                                    STEVEN TEBBE IRREVOCABLE TRUST


                                    By: /s/ John B. Meyer
                                        -----------------------------------
                                        John B. Meyer, Trustee



                                    KIRA TEBBE IRREVOCABLE TRUST


                                    By: /s/ John B. Meyer
                                        -----------------------------------
                                        John B. Meyer, Trustee


                                        /s/ Ralph Tebbe
                                        -----------------------------------
                                        Ralph Tebbe


                                        /s/ Rose Tebbe
                                        -----------------------------------
                                        Rose Tebbe


                                        /s/ Judith Hamilton
                                        -----------------------------------
                                        Judy Hamilton


                                        /s/ Scott Smaller
                                        -----------------------------------
                                        Scott Smaller

                                        /s/ Dan Lynch
                                        -----------------------------------
                                        Dan Lynch


                                        /s/ John B. Meyer
                                        -----------------------------------
                                        John Meyer


                                        /s/ John Landry
                                        -----------------------------------
                                        John Landry


                                        /s/ John R. Oltman
                                        -----------------------------------
                                        John Oltman


                                        JRO Consulting

                                        By: /s/ John R. Oltman
                                        -----------------------------------
                                        John Oltman


                                        /s/ Michael Maples
                                        -----------------------------------
                                        Michael Maples


                                        /s/ Paul Yovovich
                                        -----------------------------------
                                        Paul Yovovich


                                        /s/ John Kraft
                                        -----------------------------------
                                        John Kraft


                                    KRAFT ENTERPRISES

                                        By: /s/ John Kraft
                                        -----------------------------------
                                        John Kraft

                                        /s/ Morton Meyerson
                                        -----------------------------------
                                        Morton Meyerson


                                        /s/ C. R. Puryear
                                        -----------------------------------
                                        C. Rudy Puryear


                                        /s/ Brian Henry
                                        -----------------------------------
                                        Brian Henry


                                        /s/ Marvin Richardson
                                        -----------------------------------
                                        Marvin Richardson


                                        /s/ Jeff Bradley
                                        -----------------
                                        Jeff Bradley


                                        /s/ Shawn Sires
                                        -----------------------------------
                                        Shawn Sires


                                        /s/ Rick Gray
                                        -----------------------------------
                                        Rick Gray


                                        /s/ Marla D. Mellies
                                        -----------------------------------
                                        Marla Mellies


                                        /s/ Norman Schmidt
                                        -----------------------------------
                                        Norman Schmidt

                            SCHEDULE OF PURCHASERS
                            ----------------------

----------------------------------------------------------------------------------
        Name of Purchaser            No. of Shares Purchased  Total Purchase Price
        -----------------            -----------------------  --------------------

----------------------------------------------------------------------------------
Dell USA L.P.                                      1,000,000           $11,000,000
----------------------------------------------------------------------------------
Frontenac VII Limited Partnership                    157,356             1,730,916
----------------------------------------------------------------------------------
Frontenac Masters VII Limited
Partnership                                            7,868                86,548
----------------------------------------------------------------------------------
Judy Hamilton                                          7,207                79,277
----------------------------------------------------------------------------------
John Kraft                                            20,230               222,530
----------------------------------------------------------------------------------
John Landry                                           13,790               151,690
----------------------------------------------------------------------------------
Dan Lynch                                              9,887               108,757
----------------------------------------------------------------------------------
Michael Maples                                        13,790               151,690
----------------------------------------------------------------------------------
Morton Meyerson                                       26,820               295,020
----------------------------------------------------------------------------------
John Oltman                                           33,134               364,474
----------------------------------------------------------------------------------
Paul Yovovich                                         20,104               221,144
----------------------------------------------------------------------------------
C. Rudy Puryear                                       70,500               775,500
----------------------------------------------------------------------------------
Brian Henry                                           25,000               275,000
----------------------------------------------------------------------------------
John Meyer                                            20,000               220,000
----------------------------------------------------------------------------------
Marvin Richardson                                     20,000               220,000
----------------------------------------------------------------------------------
Jeff Bradley                                          15,000               165,000
----------------------------------------------------------------------------------
Shawn Sires                                           15,000               165,000
----------------------------------------------------------------------------------
Rick Gray                                             10,000               110,000
----------------------------------------------------------------------------------
Scott Smaller                                         10,000               110,000
----------------------------------------------------------------------------------
Marla Mellies                                         10,000               110,000
----------------------------------------------------------------------------------
Norman Schmidt                                         4,500                49,500
                                                   ---------           -----------
----------------------------------------------------------------------------------

                               LIST OF EXHIBITS
                               ----------------


Exhibit A - Waiver